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                                                                    EXHIBIT 23.5

October 16, 1995

First Financial Management Corporation



We are aware of the incorporation by reference in the Registration Statement on Form S-8 of First Financial Management Corporation pertaining to the 1986 Stock Option Plan, 1990 Stock Option Plan, 1991 Long-Term Incentive Performance Plan and 1993 Outside Director's Stock Option Plan of Employee Benefit Plans, Inc. of our reports dated May 8 and August 4, 1995 relating to the unaudited consolidated interim financial statements of First Data Corporation included in the Current Reports on Form 8-K of First Financial Management Corporation dated July 25 and September 11, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP